                                                                   EXHIBIT 10.23



                           STOCK PURCHASE AGREEMENT

     THIS AGREEMENT IS ENTERED INTO AS OF JANUARY 19, 1998, BY AND BETWEEN WHITTAKER CORPORATION, A DELAWARE CORPORATION (THE "SELLER"), AND MRV
                                                    ------
COMMUNICATIONS, INC. (THE "BUYER").  THE BUYER AND THE SELLER ARE REFERRED TO
                           -----
COLLECTIVELY HEREIN AS THE "PARTIES."
                            --------

     THE SELLER OWNS ALL OF THE OUTSTANDING CAPITAL STOCK OF WHITTAKER XYPLEX, INC., A DELAWARE CORPORATION (THE "TARGET"). THE TARGET OWNS ALL OF THE
                                   ------
OUTSTANDING CAPITAL STOCK OF XYPLEX, INC., A MASSACHUSETTS CORPORATION (THE

"SUBSIDIARY").
-----------

     THIS AGREEMENT CONTEMPLATES A TRANSACTION IN WHICH THE BUYER WILL PURCHASE FROM THE SELLER, AND THE SELLER WILL SELL TO THE BUYER, ALL OF THE OUTSTANDING CAPITAL STOCK OF THE TARGET IN RETURN FOR THE CONSIDERATION SET FORTH HEREIN.

     NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE MUTUAL PROMISES HEREIN MADE, AND IN CONSIDERATION OF THE REPRESENTATIONS, WARRANTIES, AND COVENANTS HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS.

     1.  Definitions.
         ------------

     "Accredited Investor" has the meaning set forth in Regulation D promulgated
      -------------------
under the Securities Act.

     "Acquisition Agreement" has the meaning set forth in Section 6(i) below.
      ---------------------

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
      ---------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
      ----------------
Section 1504(a).

     "Basis" means any past or present fact, situation, circumstance, status,
      -----
condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Brokers Contract" has the meaning set forth in Section 3(a)(iv).
      ----------------

     "Buyer" has the meaning set forth in the preface above.
      -----

     "Buyer's Stock" has the meaning set forth in Section 2(b) below.
      -------------

     "Closing" has the meaning set forth in Section 2(c) below.
      -------

     "Closing Date" has the meaning set forth in Section 2(c) below.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Confidential Information" means any information concerning the business
      ------------------------
and affairs of the Target that is not already generally available to the public.

     "Controlled Group of Corporations" has the meaning set forth in Code
      --------------------------------
(S)1563.

     "Deferred Intercompany Transaction" has the meaning set forth in Reg.
      ---------------------------------
(S)1.1502-13.

     "Disclosure Schedule" has the meaning set forth in Sections 3 and 4 below.
      -------------------

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
      ---------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)3(2).
      -----------------------------

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)3(1).
      -----------------------------

     "Environmental, Health and Safety Laws" means the Comprehensive
      -------------------------------------
Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, as in effect on the date hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Excess Loss Account" has the meaning set forth in Reg. (S)1.1502-19.
      -------------------

     "Extremely Hazardous Substance" has the meaning set forth in (S)302 of the
      -----------------------------
Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA (S)3(21).
      ---------

     "Financial Statement" has the meaning set forth in Section 4(f) below.
      -------------------

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements
      ---------------------
Act of 1976, as amended.

     "Indemnified Party" has the meaning set forth in Section 8(d) below.
      -----------------

     "Indemnifying Party" has the meaning set forth in Section 8(d) below.
      ------------------

     "Intellectual Property" means (a) all inventions (whether patentable or
      ---------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.
      ---------

     "Liability" means any liability (whether known or unknown, whether asserted
      ---------
or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet contained within the
      -------------------------
Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in Section
      --------------------------------
4(f) below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section 4(f)
      ----------------------------
below.

     "Most Recent Fiscal Year End" means October 31, 1997.
      ---------------------------

     "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).
      ------------------

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.
      -----

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA (S)406 and Code
      ----------------------
(S)4975.

     "Purchase Price" has the meaning set forth in Section 2(b) below.
      --------------

     "Raytheon" has the meaning set forth in Section 6(i) below.
      --------

     "Raytheon Obligations" has the meaning set forth in Section 6(i) below.
      --------------------

     "Reportable Event" has the meaning set forth in ERISA (S)4043.
      ----------------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
     ------------------
or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.
      ------

     "Subsidiary" has the meaning set forth in the preface above.
      ----------

     "Subsidiary Share" means any share of Common Stock of the Subsidiary.
      ----------------

     "S-X" has the meaning set forth in Section 6(g).
      ---

     "Target" has the meaning set forth in the preface above.
      ------

     "Target Share" means any share of the Common Stock, par value $.01 per
      ------------
share, of the Target.

     "Tax" means any federal, state, local, or foreign income, gross receipts,
      ---
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S)59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Section 8(d) below.
      -----------------

     "Warrants" means the warrants to purchase shares of Buyer's Stock, issued
      --------
in accordance with the Warrant Agreement attached as Exhibit A hereto, which comprise a portion of the Purchase Price.

     2.  Purchase and Sale of Target Shares.
         -----------------------------------

     (a)  Basic Transaction.  On and subject to the terms and conditions of this
          ------------------
Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the Target Shares for the consideration specified below in this Section 2.

     (b)  Purchase Price.  The Buyer agrees to deliver to the Seller at the
          ---------------
Closing $35,000,000 in cash and warrants to purchase 421,402 shares of common stock of the Buyer ("Buyer's Stock"), such warrants to be issued pursuant to the
                     -------------
Warrant Agreement, a form of which is attached as Exhibit A hereto, (such cash and Warrant, together with the Warrant for 78,598 shares of Buyer's Stock to be issued pursuant to Section 6(g) hereof, if any, the "Purchase Price").
                                                     --------------

     (c)  The Closing.  The closing of the transactions contemplated by this
          ------------
Agreement (the "Closing") shall take place at the offices of Freshman, Marantz,
                -------
Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, 8 East, Beverly Hills, California, commencing at 9:00 a.m. local time on the fifth business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Seller may mutually determine (the "Closing Date").
                ------------

     (d)  Deliveries at the Closing.  At the Closing, (i) the Seller will
          --------------------------
deliver to the Buyer stock certificates representing all of the Target Shares, endorsed in blank or accompanied by duly executed assignment documents and a standard investment representation letter with respect to the Warrants, and (ii) the Buyer will deliver to the Seller the consideration specified in Section 2(b) above.

     (e) Other Actions.  At or immediately prior to the Closing, (i) the
         -------------
Subsidiary, the Target and the Seller shall release and cancel any intercompany loans, guaranties, liens and other intercompany obligations (except for that certain License Agreement dated as of January 24, 1997 between the Subsidiary, on one hand, and Seller and Whittaker Communications, Inc., on the other), and
(ii) the Seller will require its lenders to release any liens on the Target Shares, the Subsidiary Shares or the assets of the Subsidiary in favor of Seller's lenders.

     3.  Representations and Warranties Concerning the Transaction.
         ----------------------------------------------------------

     (a)  Representations and Warranties of the Seller. The Seller represents
          ---------------------------------------------
and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement, except as set forth in
Schedule 3(a) attached hereto.

          (i)   Organization of Seller. The Seller is duly organized, validly
                -----------------------
existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii)  Authorization of Transaction. The Seller has full corporate
                -----------------------------
power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than filings required by the Hart-Scott-Rodino Act.

          (iii) Noncontravention. Neither the execution and the delivery of this
                ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of or constitute a default under any material contract to which the Seller is a party, including any agreement to merge the Target or the Subsidiary, sell or transfer the Target Shares or the Subsidiary Shares, or sell all or substantially all of the Subsidiary's assets.

          (iv) Brokers' Fees. The Seller has no Liability or obligation to pay
               -------------
any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated, other than fees and expenses owed to Dillon, Read & Co., Inc. pursuant to the Sellers contract with Dillon, Read & Co., Inc. dated as of February 7, 1997 (the "Broker's Contract").
                       -----------------

          (v)  Target Shares. The Seller holds of record and owns beneficially
               --------------
all of the outstanding Target Shares, and as of the Closing Date such Shares shall be free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

          (vi) Guaranties. At the Closing, the Seller will not be the guarantor
               ----------
for any obligations or Liabilities of the Target or the Subsidiary.

          (vii) Investment. The Seller is not acquiring the Warrants with a view
                ----------
to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     (b)  Representations and Warranties of the Buyer.  The Buyer represents and
          --------------------------------------------
warrants to the Seller that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement, except as set forth in
Schedule 3(b) attached hereto.

          (i)   Organization of the Buyer. The Buyer is a corporation duly
                --------------------------
organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii)  Authorization of Transaction. The Buyer has full power and
                -----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement other than the filing of a Notice under Regulation D of the Securities Act and filings required by the Hart-Scott-Rodino Act.

          (iii)  Noncontravention. Neither the execution and the delivery of
                 -----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of or constitute a default under any material contract to which the Buyer is a party.

          (iv)   Brokers' Fees. The Buyer has no Liability or obligation to
                 --------------
pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

          (v)   Investment. The Buyer is not acquiring the Target Shares with a
                ----------
view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

          (vi)  Capitalization. The entire authorized capital stock of the Buyer
                --------------
consists of 40,000,000 Shares. The Buyer has, and at all times during which the Warrants are exercisable shall reserve and keep available, free from preemptive rights, out of its authorized but unissued common stock or its authorized and issued common stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Buyer's Shares upon the exercise of Warrants.

     4. Representations and Warranties Concerning the Target and the Subsidiary.
        -----------------------------------------------------------------------
The Seller represents and warrants to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedules delivered by the Seller to the Buyer on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule will be
                      -------------------
arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (a) Organization, Qualification, and Corporate Power.  Each of the Target
         -------------------------------------------------
and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and the Subsidiary is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Subsidiary has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Target and the Subsidiary. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of the Target and the Subsidiary (as amended to date). Neither the Target nor the Subsidiary is in default under or in violation of any provision of its charter or bylaws. The Target has no equity interest in any Person, except for the Subsidiary. The Subsidiary has no equity interest in any other Person.

     (b)  Capitalization.
          ---------------

          (i) The entire authorized capital stock of the Target consists of 40,000,000 Target Shares, 36,800,000 of which are issued and outstanding. All of the outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and are beneficially owned by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

          (ii) The entire authorized capital stock of the Subsidiary consists of 1,000 Subsidiary Shares, all of which are issued and outstanding, and there are no Subsidiary Shares held in the treasury of Subsidiary. All of the outstanding Subsidiary Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and are beneficially owned by the Target. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Subsidiary to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Subsidiary.

     (c) Noncontravention.  Neither the execution and the delivery of this
         -----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target or the Subsidiary is subject or any provision of the charter or bylaws of the Target or the Subsidiary or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Subsidiary is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Subsidiary does not need to give any notice to, make any filing with, or obtain the authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement other than filings required by the Hart-Scott-Rodino Act.

     (d)  Brokers' Fees.  Neither the Target nor the Subsidiary has any
          --------------
Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e)  Title to Assets. The Subsidiary has good and marketable title to, or a
          ----------------
valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, and as of the Closing Date will be free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (f)  Financial Statements.  Attached hereto as Schedule 4(f) are the
          ---------------------
following financial statements (collectively the "Financial Statements"):
                                                  --------------------
(i) unaudited balance sheet and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended October 31, 1997 for the Subsidiary; (ii) unaudited balance sheet and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements")
                                             ---------------------------------
as of and for the two months ended January 4, 1998 (the "Most Recent Fiscal
                                                         ------------------
Month End") for the Subsidiary; and (iii) unaudited balance sheet and statements
---------
of income, changes in stockholders' equity and cash flow for the period from April 10, 1996 to October 31, 1996. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Subsidiary as of such dates and the results of operations of the Subsidiary for such periods, are correct and complete, and are consistent with the books and records of the Subsidiary (which books and records are correct and complete); provided, however, that the Most Recent Financial
                           --------  -------
Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

      (g)  Events Subsequent to Most Recent Fiscal Year End.  Since the Most
           -------------------------------------------------
Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations or results of operations of the Subsidiary. Without limiting the generality of the foregoing, since that date:

           (i) the Subsidiary has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, outside the Ordinary Course of Business;

           (ii) the Subsidiary has not entered into any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

           (iii) no party (including the Subsidiary) has accelerated, terminated, modified, or canceled any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Subsidiary is a party or by which it is bound;

           (iv) the Subsidiary has not imposed any Security Interest upon any of its assets, tangible or intangible outside the Ordinary Course of Business;

           (v) the Subsidiary has not made any material capital expenditures outside the Ordinary Course of Business;

           (vi) the Subsidiary has not made any material capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person outside the Ordinary Course of Business;

           (vii) the Subsidiary has not accelerated the collection of outstanding accounts receivable, through the offer of discounts or otherwise, outside the Ordinary Course of Business;

           (viii) the Subsidiary has not created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $200,000 singly or $1.5 million in the aggregate;

           (ix) the Subsidiary has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

           (x) the Subsidiary has not canceled, compromised, waived, or released any material right or claim outside the Ordinary Course of Business;

           (xi) the Subsidiary has not granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

            (xii) the Subsidiary has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

            (xiii) there has been no change made or authorized in the charter or bylaws of the Subsidiary;

            (xiv) the Subsidiary has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

            (xv) the Subsidiary has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

            (xvi) the Subsidiary has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

            (xvii) the Subsidiary has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

            (xviii) the Subsidiary has not granted any increase in the base compensation of any of its directors, officers or employees outside the Ordinary Course of Business;

            (xix) the Subsidiary has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

            (xx) the Subsidiary has not made any other material change in employment terms for any of its directors, officers, or employees outside the Ordinary Course of Business;

            (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Subsidiary; and

            (xxii)  the Subsidiary has not committed to any of the foregoing.

     (h)  Undisclosed Liabilities.   The Subsidiary does not have any Liability
          ------------------------
(and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (i)  Legal Compliance. The Subsidiary, and its predecessors and Affiliates,
          -----------------
has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) other than where noncompliance with such laws would not have a material adverse effect on the Subsidiary, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (j)  Tax Matters.
          ------------

          (i) The Subsidiary has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Subsidiary (whether or not shown on any Tax Return) have been paid. The Subsidiary currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has been made since April 10, 1996 by an authority in a jurisdiction where the Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     There are no Security Interests on any of the assets of the Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) No Seller or director or officer (or employee responsible for Tax matters) of the Subsidiary expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Subsidiary either (A) claimed or raised by any authority in writing or (B) as to which any of the Seller and the directors and officers (and employees responsible for Tax matters) of the Subsidiary has Knowledge based upon personal contact with any agent of such authority. Schedule 4(j) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Subsidiary for taxable periods ended on or after October 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Subsidiary since October 31, 1996.

          (iv) The Subsidiary has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The Subsidiary has not filed a consent under Code (S)341(f) concerning collapsible corporations. The Subsidiary has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S)280G. The Subsidiary has not been a United States real property holding corporation within the meaning of Code (S)897(c)(2) during the applicable period specified in Code
     (S)897(c)(1)(A)(ii). The Subsidiary is not a party to any Tax allocation or sharing agreement. The Subsidiary (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Subsidiary) and (B) does not have any Liability for the Taxes of any Person (other than the Subsidiary) under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (vi) The unpaid Taxes of the Subsidiary (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Subsidiary in filing its Tax Returns.

     (k)  Real Property.  Schedule 4(k) lists and describes briefly all real
          --------------
property leased or subleased to the Subsidiary. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Schedule 4(k) (as amended to date). With respect to each lease and sublease listed in Schedule 4(k):

          (A) the lease or sublease is legal, valid, binding and enforceable against the Subsidiary, and in full force and effect;

          (B) as to each lease and sublease, the Subsidiary is not in default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (C) as to each lease and sublease, the Subsidiary has not repudiated any provision thereof;

          (D) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (E) the Subsidiary has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

          (F) to the Knowledge of the Subsidiary, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

     (l)  Intellectual Property.
          ----------------------

          (i) The Subsidiary has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and neither the Seller nor the directors and officers of the Subsidiary have received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation by the Subsidiary (including any claim that the Subsidiary must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Subsidiary, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Subsidiary in any material respect.

          (ii) The Subsidiary owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Subsidiary as presently conducted. Each item of Intellectual Property owned or used by the Subsidiary immediately prior to the Closing hereunder will be owned or available for use by the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. The Subsidiary has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

          (iii) Schedule 4(l)(iii) identifies each patent or registration which has been issued to the Subsidiary with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Subsidiary has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Subsidiary has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Schedule 4(l)(iii) also identifies each trade name or unregistered trademark used by the Subsidiary in connection with its business. With respect to each item of Intellectual Property identified in
Schedule 4(l)(iii):

          (A) the Subsidiary possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

          (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Subsidiary, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

          (D) the Subsidiary has no existing contracts or indemnification agreements whereby it is obligated to indemnify any Person for or against any interference, infringement or misappropriation with respect to the items.

     (iv) Schedule 4(l)(iv) identifies each material item of Intellectual Property that any third party owns and that the Subsidiary uses pursuant to license, sublicense, agreement, or permission. With respect to each item of Intellectual Property required to be identified in Schedule 4(l)(iv):

          (A)  the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

          (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

          (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

          (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

          (F) to the Knowledge of the Subsidiary the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Subsidiary, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

          (H) the Subsidiary has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     (v) To the Knowledge of the Subsidiary, the Subsidiary will not, prior to the Closing, knowingly interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

  (m)  Tangible Assets. The Subsidiary owns or leases all buildings, machinery,
       ----------------
equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

  (n)  Inventory.  The inventory of the Subsidiary consists of raw materials
       ----------
and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth in the Most Recent Balance Sheet, as adjusted for the passage of time through the Closing Date, in accordance with the past custom and practice of the Subsidiary and in accordance with GAAP.

  (o)  Contracts.  Schedule 4(o) lists the following contracts and other
       ----------
agreements to which the Subsidiary is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $300,000 per annum;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Subsidiary, or involve consideration in excess of $1.6 million;

          (iii)  any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $1.6 million or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v)    any agreement concerning confidentiality or noncompetition;

          (vi) any agreement with any of the Seller and its Affiliates (other than the Subsidiary);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing severance benefits in excess of $100,000;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations or results of operations of the Subsidiary; or

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $1.6 million.

     The Seller has provided Buyer with access to a correct and complete copy of each written agreement listed in Schedule 4(o) and a written summary setting forth the material terms and conditions of each oral agreement referred to in
Schedule 4(o).

     With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any provision of the agreement.

     (p)  Notes and Accounts Receivable. All notes and accounts receivable of
          ------------------------------
the Subsidiary are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims and are current and collectible at their recorded amounts, subject only to the reserve for bad debts set forth in the Most Recent Balance Sheet as adjusted for the passage of time through the

Closing Date in accordance with the past custom and practice of the Subsidiary and in accordance with GAAP.

     (q)  Powers of Attorney.  There are no outstanding powers of attorney
          -------------------
executed on behalf of the Target or the Subsidiary.

     (r)  Insurance.  Schedule 4(r) sets forth the following information with
          ----------
respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time since April 10, 1996:

          (i)    the name, addresses and phone numbers of the agents;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii)  the policy number and the period of coverage;

          (iv) the type and amount (including deductible and ceiling amounts) of coverage; and

          (v) the description of any retroactive premium adjustments or other material loss-sharing arrangements.

     With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the Subsidiary is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Schedule 4(r) describes any self-insurance arrangements affecting the Subsidiary.

     (s)  Litigation.  Schedule 4(s) sets forth each instance in which the
          -----------
Subsidiary (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Subsidiary, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 4(s) could result in any material adverse change in the business, financial condition, operations or results of operations of the Subsidiary. The Subsidiary has no reason to believe that any such action, suit, proceeding, hearing, or investigation will be brought or threatened against the Subsidiary.

     (t)  Product Warranty.  Each product manufactured, sold, leased, or
          -----------------
delivered by the Subsidiary has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Subsidiary does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Subsidiary and in accordance with GAAP. No product manufactured, sold, leased, or delivered by the Subsidiary is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 4(t) includes copies of the standard terms and conditions of sale or lease for the Subsidiary (containing applicable guaranty, warranty, and indemnity provisions).

     (u)  Product Liability.  The Subsidiary does not have any Liability (and
          ------------------
there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, leased or delivered by the Subsidiary prior to the Closing Date.

     (v)  Employees. To the Knowledge of any of the Seller and the directors and
          ----------
officers of the Subsidiary, no executive, key employee, or significant group of employees plans to terminate employment with the Subsidiary during the next 12 months. The Subsidiary is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes since April 10, 1996. The Subsidiary has not committed any unfair labor practice since April 10, 1996. The Subsidiary does not have Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Subsidiary.

     (w)  Employee Benefits.
          ------------------

          (i) Schedule 4(w) lists each Employee Benefit Plan that the Subsidiary maintains or to which the Subsidiary contributes.

          (ii) With respect to each Employee Benefit Plan that the Subsidiary maintains or to which the Subsidiary contributes, except for such matters as, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the financial condition of the Subsidiary:

               (A) Each such Employee Benefit Plan (other than any Multiemployer Plan) (and each related trust, insurance contract, or fund), complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

               (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan (other than any Multiemployer Plan). The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code
     (S)4980B have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

            (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Subsidiary. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

            (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) meets the requirements of a "qualified plan" under Code (S)401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

            (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

            (F) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan (other than any Multiemployer Plan).

     (iii) With respect to each Employee Benefit Plan that the Subsidiary, or the Controlled Group of Corporations which includes the Subsidiary, has maintained since April 10, 1996 for the benefit of the Subsidiary or to which any of them has contributed since April 10, 1996 for the benefit of the
Subsidiary:

            (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Subsidiary, threatened.

            (B) To the Knowledge of the Seller, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan (other than any Multiemployer Plan). To the Knowledge of the Seller, no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan (other than any Multiemployer Plan). No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than any Multiemployer Plan) (other than routine claims for benefits) is pending or, to the Knowledge of the Subsidiary, threatened. The Subsidiary has no Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

            (C) The Subsidiary has not incurred, and the Subsidiary has no reason to expect that the Subsidiary will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan).

     (iv) The Subsidiary, or the Controlled Group of Corporations that includes the Subsidiary, has not since April 10, 1996 contributed to any Multiemployer Plan for the benefit of the Subsidiary, and does not have any Liability (including withdrawal Liability) under any Multiemployer Plan.

     (v) The Subsidiary does not maintain or contribute, or is required to contribute, to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S)4980B, Title I of ERISA, or any applicable state statute).

     (x)  Guaranties. Neither the Target nor the Subsidiary is a guarantor or is
          -----------
otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     (y)  Environmental, Health, and Safety Laws.
          ---------------------------------------

          (i) The Subsidiary has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply other than failure to comply which would not have a material adverse effect on the Subsidiary. Without limiting the generality of the preceding sentence, the Subsidiary has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

          (ii) The Subsidiary does not have any material Liability under any Environmental Law.

     (z)  Target Operations.  The Target has no material business or operations,
          -----------------
except for its ownership of the stock of the Subsidiary and maintenance of a stock option plan for the benefit of officers, directors and employees of the Subsidiary.

     (aa) Disclosure. representations and warranties contained in this Section 4
          ----------
do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

     5.  Pre-Closing Covenants.  The Parties agree as follows with respect to
         ----------------------
the period between the execution of this Agreement and the Closing.

     (a)  General.  Each of the Parties will use its best efforts to take all
         --------
action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

     (b)  Notices and Consents. The Seller will cause the Subsidiary to give any
          ---------------------
notices to third parties, and will cause the Subsidiary to use its best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Seller will cause the Subsidiary to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 3(a)(ii), 3(b)(ii), and 4(c) above. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that he or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act no later than five business days after the date hereof, will use its best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

     (c)  Operation of Business.  The Seller will not cause or permit the
          ----------------------
Subsidiary to engage in any practice or take any action outside the Ordinary Course of Business of the Subsidiary or which results in a material adverse change in the business, financial condition, operations or results of operations of the Subsidiary, except for actions to which Buyer has given its prior consent.

     (d)  Preservation of Business. The Seller will cause the Subsidiary to keep
          -------------------------
its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     (e)  Full Access.  The Seller will permit, and the Seller will cause the
          ------------
Subsidiary to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Subsidiary, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Subsidiary; provided, however, that the Seller and the
                              --------  -------
Subsidiary shall not be required to allow Buyer access to competitively sensitive information, such as that relating to prices or customers.

     (f)  Notice of Developments.  The Seller will give prompt written notice to
          -----------------------
the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 3 above.

     (g)  Exclusivity.  Seller will not (and Seller will not cause or permit the
          ------------
Subsidiary or the Target to) solicit, initiate, or encourage the submission of any proposal or offer from any other Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Subsidiary (including any acquisition structured as a merger, consolidation or share exchange).

     6.  Post-Closing Covenants.  Parties agree as follows with respect to
         -----------------------
the period following the Closing.

     (a)  General.  In case at any time after the Closing any further action is
          --------
necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Subsidiary.

     (b)  Litigation Support. In the event and for so long as any Party actively
          -------------------
is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Subsidiary, each of the other Parties will cooperate with him or it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

     (c)  Transition.  The Seller will not take any action that is designed or
          -----------
intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Subsidiary from maintaining the same business relationships with the Subsidiary after the Closing as it maintained with the Subsidiary prior to the Closing. the Seller will refer all customer inquiries relating to the business of the Subsidiary to the Buyer from and after the Closing.

     (d)  Confidentiality.  The Seller will treat and hold as such all of the
          ----------------
Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any of the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the

Confidential Information to the tribunal; provided, however, that the Seller
                                          --------  -------
shall use its best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure (other than as a result of a disclosure directly or indirectly by Seller or its agents or representatives in violation of this
Section 6(d)).

     (e)  Covenant Not to Compete.  For a period of three years from and after
          ------------------------
the Closing Date, the Seller will not engage directly or indirectly in any business that the Subsidiary conducts as of the Closing Date in any geographic area in which the Subsidiary conducts that business as of the Closing Date; provided, however, that no owner of less than 10% of the outstanding stock of
--------  -------
any publicly-traded corporation shall be deemed to engage in such business by virtue of such stock ownership. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provisions, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (f)  Name Change.  Seller will, within 30 days after the Closing Date,
          ------------
change the name of the Target to a name which does not include the word "Whittaker."

     (g) Delivery of Audited Financial Statements.  As soon as reasonably
         -----------------------------------------
practical following the Closing and in any event within 60 days thereafter, Seller shall deliver to Buyer the balance sheets and statements of operations, changes in stockholders' equity, and cash flow covering the periods either (i)
(A) for the fiscal year ended October 31, 1997, (B) for the period from April 10, 1996 to October 31, 1996, (C) for the period from January 1, 1996 through April 9, 1996, and (D) from January 1, 1995 through December 31, 1995, or (ii)
(A) for the period from April 1, 1996 to December 31, 1996, and (B) for the period from January 1, 1997 to December 31, 1997, in either case prepared in accordance with Regulation S-X promulgated by the Securities and Exchange Commission ("S-X"), audited by a nationally recognized accounting firm, and together with a manually signed accountant's report thereon that complies with Rule 2-02 of S-X. If Seller delivers such audited financial statements to Buyer within 60 days of the Closing Date, Buyer shall deliver to Seller a warrant to purchase 78,598 shares of the Buyer's common stock exercisable from the date of delivery of such financial statements to the third anniversary of the Closing Date, pursuant to the Warrant Agreement attached as Exhibit A hereto.

     (h) Auditors' Consents.  Each of the parties shall use its best efforts to
         ------------------
obtain consents of the accounting firm performing such audits to the use of the accountant's reports described in Section 6(g) above in any registration statement of Buyer within three business days of any request for such a consent;

provided that Buyer shall have the sole responsibility for payment of any fees
--------
in connection with such consents.

     (i) Rights Against Raytheon.  Seller and Buyer acknowledge that Seller
         -----------------------
acquired the capital stock of Subsidiary from Raytheon Company ("Raytheon") pursuant to that certain Stock Purchase Agreement, dated as of March 2, 1996 between Raytheon and Seller (the "Acquisition Agreement") under which Raytheon made certain representations, warranties and agreements (collectively the "Raytheon Obligations") to Seller relative to Subsidiary and that the Raytheon Obligations may overlap or cover matters in addition to the representations, warranties and agreements of Seller to Buyer under this Agreement. Seller agrees to use its best efforts to obtain the consent of Raytheon to its assignment of the Raytheon obligations to Buyer and upon obtaining such consent, shall assign the Raytheon Obligations to Buyer. In the event that Seller is unable to obtain Raytheon's consent to such assignment and a matter or event occurs or a liability is discovered for which Seller could pursue a claim or action under the Raytheon Obligations or for indemnity, Seller agrees to cooperate with Buyer and at Buyer's request to diligently prosecute such claim or action in Seller's name on behalf and for the benefit of Buyer. Any such claim or action shall be prosecuted at Buyer's sole cost and expense using counsel of Buyer's choice and any recovery obtained shall be allocated between Buyer and Seller in accordance with each Party's claim. Nothing herein shall preclude Seller from bringing an action against Raytheon on its own behalf and at its own expense.

     7.  Conditions to Obligation to Close.
         ----------------------------------

     (a)  Conditions to Obligation of the Buyer.  The obligation of the Buyer to
          --------------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) (A) the representations and warranties set forth in Sections 2(e), 3(a)(i), 3(a)(iii)(A), 3(a)(v), 4(b) and 5(c) (except as the
     Disclosure Schedule sets forth exceptions to such Sections) above shall be true and correct in all material respects as of the Closing Date, (B) the Seller shall have full corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder, (C) neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which any of the Seller, the Target or the Subsidiary is a party or any provision of their respective charters or bylaws, and (D) each of the Target and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation;

          (ii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated; and

          (iii) the Buyer shall have received the resignations, effective as of the Closing, of each director on the board of directors of the Target.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

     (b)  Conditions to Obligation of the Seller.  The obligation of the Seller
          ---------------------------------------
to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects as of the Closing Date; and

          (ii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

The Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

     8.  Remedies for Breaches of This Agreement.
         ----------------------------------------

     (a)  Survival of Representations and Warranties. All of the representations
          ------------------------------------------
and warranties of the Seller contained in Section 4 above, other than the representations contained in Sections 4(j) and 4(y), shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two years thereafter; provided, however, that the
                                             --------  -------
representations and warranties contained in Sections 4(j) and 4(y) above relating to Tax Matters and Environmental, Health, and Safety Laws, respectively, shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for the relevant statute of limitations periods; provided further, that the representations and warranties
                     ----------------
contained in Section 4(l)(v) shall not survive the Closing. All of the other representations and warranties of the Parties contained in this Agreement (including the representations and warranties of the Parties contained in Section 3 above) shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for two years thereafter (subject to any applicable statutes of limitations).

     (b)  Indemnification Provisions for Benefit of the Buyer.
          ----------------------------------------------------

          (i) In the event the Seller breaches any of its representations, warranties, and covenants contained herein (other than the covenants in
     Section 2(a) above and the representations and warranties in Section 3(a) above), and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for
                 --------
     indemnification against the Seller pursuant to Section 11(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that the Seller shall not
                                  --------  -------
     have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Seller contained in Section 4 above until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $500,000 aggregate threshold (at which point the Seller will be obligated to indemnify the Buyer from and against all such Adverse Consequences relating back to the first dollar).

          (ii) In the event Seller breaches any of its covenants in Section 2(a) above or any of its representations and warranties in Section 3(a) above, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification
            --------
     against the Seller pursuant to Section 11(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

     (c)  Indemnification Provisions for Benefit of the Seller. In the event the
          -----------------------------------------------------
Buyer breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that any of the Seller makes a written claim for indemnification
       --------
against the Buyer pursuant to Section 11(g) below within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

     (d)  Matters Involving Third Parties.
          --------------------------------

          (i)  If any third party shall notify any Party (the "Indemnified
                                                               -----------
     Party") with respect to any matter (a "Third Party Claim") which may give
     -----                                  -----------------
     rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party
      ------------------
     shall promptly notify each Indemnifying Party thereof in writing; provided,
                                                                       --------
     however, that no delay on the part of the Indemnified Party in notifying
     --------
     any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

          (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and
     (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

     9.  Tax Matters.  The following provisions shall govern the allocation of
         ------------
responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

     (a) Seller will include the income of the Subsidiary on Seller's Returns for all periods through the Closing Date in which the Subsidiary was included in such Returns and account for and pay any federal income taxes attributable to such income on such returns. Seller shall deliver to Buyer copies of such Returns and any Returns relating to the Subsidiary for the period prior to the Closing Date within 10 days of the filing of such Returns with the appropriate Tax Authority. The Subsidiary shall be responsible for and shall pay to Seller the portion of the consolidated tax liability for such periods chargeable to the Subsidiary under the principles of Treas. Reg. 1.1552-1(a)(2) and applicable state and local laws and regulations. The Subsidiary will furnish tax information to Seller for inclusion in Seller's Returns for the period which includes the Closing Date in accordance with the Subsidiary's past custom and practice. The income of the Subsidiary will be apportioned between the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Subsidiary as of the end of the Closing Date.

     (b) At Seller's request, Buyer will cause the Subsidiary to make or join with Seller in making any election if the making of such election does not have a material adverse impact on Buyer (or the Subsidiary) for any tax period beginning on or after the Closing Date.

     (c) It is agreed and understood that the parties shall not make an election under Section 338(h)(10) of the Code in respect of the purchase and sale of the Target Shares pursuant to this Stock Purchase Agreement.

     (d) Seller will elect to retain any net operating loss carryovers or capital loss carryovers of the Subsidiary or the Target under Treasury Regulation (S) 1.1502-20(g), or have any such losses reattributed to Seller prior to the Closing.

     (e) Any refunds received after the Closing Date by Seller attributable to any Tax losses or Tax credits of the Subsidiary arising after the Closing Date shall be remitted promptly to Buyer.

     (f) Each of Seller and Buyer shall (i) make available for inspection and copying upon the reasonable request of the other party all working papers, books of account and records relating to the periods before and after, respectively, the Closing Date, and (ii) shall cooperate with each other in the event of any Tax audit, dispute or protest.

     10.  Termination.
          ------------

     (a)  Termination of Agreement.  Certain of the Parties may terminate this
          -------------------------
Agreement as provided below:

          (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing; and

          (ii) either the Buyer or the Seller may terminate this Agreement by giving written notice to the other party if the Closing shall not have occurred on or before March 31, 1998.

     (b)  Effect of Termination. If any Party terminates this Agreement pursuant
          ----------------------
to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     11.  Miscellaneous.
          -------------

     (a)  Press Releases and Public Announcements.  No Party shall issue any
          ----------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public
                      --------  --------
disclosure it believes in good faith is required by applicable law or any listing or trading requirement concerning its publicly-traded securities (in which case the disclosing Party will notify the other Parties of such disclosure 48 hours prior to making the disclosure).

     (b)  No Third-Party Beneficiaries.  This Agreement shall not confer any
          -----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c)  Entire Agreement.  This Agreement (including the documents referred to
          -----------------
herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d)  Succession and Assignment.  This Agreement shall be binding upon and
          --------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign
                             --------  -------
any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (e)  Counterparts.  This Agreement may be executed in one or more
          -------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f)  Headings.  The section headings contained in this Agreement are
          ---------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g)  Notices.  All notices, requests, demands, claims, and other
          --------
communications hereunder will be in writing and shall be deemed effectively given (i) upon personal delivery to the party notified, (ii) five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, (iii) one business day after deposit with a nationally recognized air courier service such as DHL or Federal Express for next day delivery, or (iv) on the day of facsimile transmission, with confirmed transmission, to the facsimile number shown below (or to such other facsimile number as the party to be notified may indicate by ten days advance written notice to the other party in the manner herein provided), provided that
                                                                  --------
notice is also given under clauses (i), (ii) or (iii) above; in any such case addressed to the party to be notified at the address indicated below for that party, or at such other address as that party may indicate by ten days advance written notice to the other party in the manner herein provided:

     If to the Seller:
     -----------------

                    John K. Otto
                    Chief Financial Officer
                    Whittaker Corporation
                    1955 N. Surveyor Avenue
                    Simi Valley, CA  93063
                    Fax:  (805) 584-4148

     with a copy to:
     ---------------

                    John R. Light, Esq.
                    Latham & Watkins
                    633 W. 5th Street, Suite 4000
                    Los Angeles, CA  90071
                    Fax:  (213) 891-8763

     If to the Buyer:
     ----------------

                    Noam Lotan
                    President and Chief Executive Officer
                    MRV Communications, Inc.
                    8943 Fullbright Avenue
                    Chatsworth, CA  91311
                    Fax:  (818) 407-5656


     with a copy to:
     ---------------

                    Mark A. Klein, Esq.
                    Freshman, Marantz, Orlanski, Cooper & Klein
                    9100 Wilshire Boulevard
                    Eight Floor East Tower
                    Beverly Hills, CA  90212-3480
                    Fax:  (310) 274-8357

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (h)  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------  ----------------------------------------------------
ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT
--------------------------------------------------------------------------------
TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF
---------------------------------------------------------------------------
DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS
--------------------------------------------------------------------------------
OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
----------------------------------------------------

     (i)  Amendments and Waivers  No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j)  Severability  Any term or provision of this Agreement that is invalid
          -------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k)  Expenses.  Each of the Parties shall bear its own costs and expenses
          ---------
(including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that the Subsidiary has not borne or will bear any of the Seller' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (l)  Construction. The Parties have participated jointly in the negotiation
          -------------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (m)  Incorporation of Exhibits, Annexes, and Schedules.  The Exhibits,
          --------------------------------------------------
Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (n)  Specific Performance.  Each of the Parties acknowledges and agrees
          ---------------------
the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that, subject to Section 11(p), the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

     (o)  Submission to Jurisdiction.  Subject to the provisions of Section 11
          ---------------------------
(p) below, each of the Parties submits to the jurisdiction of any state or federal court sitting in Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party further agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11(g) above. Nothing in this Section 11(o), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

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

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              MRV COMMUNICATIONS, INC.



                              /s/ Zeev Rav Noy
                              -----------------------------------
                              By:   Zeev Rav Noy
                              Title:  Chief Operating Officer


                              /s/ Edmund Glazer
                              -----------------------------------
                              By:  Edmund Glazer
                              Title:  Vice President of Finance and
                              Administration, and Chief Financial Officer


                              WHITTAKER CORPORATION


                              /s/ Joseph F. Alibrandi
                              -----------------------------------
                              By:  Joseph F. Alibrandi
                              Title:  President and Chief Executive Officer


                              /s/ John K. Otto
                              -----------------------------------
                              By:  John K. Otto
                              Title: Vice President, Chief Financial Officer and Treasurer

                                       32